Filed pursuant to Rule 424(b)(3)
Registration No. 333-175006

PROSPECTUS

$25,000,000
and 6,325,691 Shares of Common Stock

This prospectus may be used by selling stockholders and their subsequent transferees, pledgees, donees and successors (the “sellers”) for the offer and sale of up to 6,325,691 shares of our common stock, par value $0.00666 per share (the “Common Stock”), that are either presently outstanding or that are issuable upon the conversion of shares of our Series B Convertible Preferred Stock (the “Series B Preferred Stock”) that are presently outstanding.

The shares offered hereby may be sold from time to time by one or more of the sellers.  No seller is required to offer or sell any shares, pursuant to this prospectus or otherwise.  The sellers anticipate that, if and when offered and sold, the shares will be offered and sold in transactions effected on NYSE Amex LLC, or NYSE AMEX, at then prevailing market prices. The sellers have the right, however, to offer and sell the shares on any other national securities exchange on which the Common Stock may become listed or in the over-the-counter market, in each case at then prevailing market prices, or in privately negotiated transactions at a price then to be negotiated.

We will not receive any proceeds from the sale of shares by the sellers.  All proceeds from sales of shares by sellers will be paid directly to the sellers and will not be deposited in an escrow, trust or other similar arrangement.  We will bear all of the expenses in connection with the registration of the shares offered hereby, including legal and accounting fees.

This prospectus also relates to the issuance by us of shares of the Common Stock issuable in payment of dividends on our presently issued and outstanding preferred shares or for other offers or sale by us.  We may offer and sell to the public any of such shares that are not issued in payment of such dividends.  Such shares may be offered and sold from time to time, in one or more offerings, in amounts, at prices and on terms to be determined at the time of sale and set forth in an accompanying prospectus supplement and other offering materials. Each time we offer and sell such shares, we will provide a prospectus supplement that will contain specific information about the terms of the specific shares being offered and which may add, update or change information in this prospectus. This prospectus may not be used by us to sell securities unless accompanied by the applicable prospectus supplement.  Such shares may be sold directly by us to investors or through agents, underwriters or dealers we select from time to time. If any underwriters are involved, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in such prospectus supplement.

You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you invest in our shares.

The Common Stock is listed on the NYSE AMEX under the symbol “LODE.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section, at page 4,  of this prospectus and are set forth in our periodic reports filed with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

____________________

The date of this prospectus is July 1, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process.  Under this shelf registration process, the sellers may, from time to time, offer and sell shares of our Common Stock pursuant to this prospectus and we may issue or offer for sale shares of our Common Stock as dividends on our issued and outstanding preferred shares or from time to time in one or more offerings of our Common Stock. This prospectus provides you with a general description of the securities we or the sellers may offer.

Each time we offer and sell our shares, we will provide a prospectus supplement that will contain specific information about the terms of the specific shares being offered and which may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement, together with additional information described below under “Where You Can Find More Information” before you invest in our securities.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operation and prospects may have changed since those dates.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering.

This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”

In this prospectus, unless otherwise specified or the context otherwise requires, “Comstock,” “we,” “us” and “our,” “our Company” or the “Company” refer to Comstock Mining Inc. and its consolidated subsidiaries. In addition, unless the context requires otherwise, reference to the “Board” refers to the Board of Directors of Comstock Mining Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file periodic reports, proxy statements and other information relating to our business, financial and other matters with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Our filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov.  You may also read and copy any document we file with the Commission at, and obtain a copy of any such document by mail from, the Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed charges.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room and its charges.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to our securities described in this prospectus.  References to the “registration statement” or the “registration statement of which this prospectus is a part” mean the original registration statement and all amendments, including all schedules and exhibits.  This prospectus does, and any prospectus supplement will, not contain all of the information in the registration statement because we have omitted parts of the registration statement in accordance with the rules of the Commission.  Please refer to the registration statement for any information in the registration statement that is not contained in this prospectus or a prospectus supplement.  The registration statement is available to the public over the Internet at the Commission’s web site described above and can be read and copied at the locations described above.

Each statement made in this prospectus or any prospectus supplement concerning a document filed as an exhibit to the registration statement is qualified in its entirety by reference to that exhibit for a complete description of its provisions.

We make available, free of charge, on or through our web site, copies of our proxy statements, our annual reports on Form 10-K, our quarterly reports on Form 10-Q, our current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file them with or furnish them to the Commission.  We maintain a web site at http://www.comstockmining.com.  The information contained on our web site is not part of this prospectus, any prospectus supplement or the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the following documents with the Commission pursuant to the Exchange Act and hereby incorporate them by reference in the registration statement:

(a)	Our annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on April 15, 2011 (the “2010 Form 10-K”);

(b)	Our quarterly report on Form 10-Q for the period ended March 31, 2011, filed with the Commission on May 16, 2011 (the “First Quarter Form 10-Q”);

(c)	Our current report on Form 8-K, filed with the Commission on June 8, 2011;

(d)	Our current report on Form 8-K, filed with the Commission on June 29, 2011;

(e)	Our proxy statement on Schedule 14A, filed with the Commission on June 8, 2011; and

(f)	The description of our Common Stock contained in our Form 8-A (File No. 001-35200), filed with the SEC under Section 12 of the Exchange Act on June 8, 2011 (the “Form 8-A”).

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

We make available copies of the documents incorporated by reference in this prospectus to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.  Such requests should be directed to:

Comstock Mining Inc.
P.O. Box 1118
Virginia City, Nevada 89440
Attention:  Investor Relations
Telephone: (775) 847-5272

SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere or incorporated by reference in this prospectus, including financial statements and the related notes. You should carefully consider, among other things, the matters discussed under “Risks Factors” in the 2010 Form 10-K and in the First Quarter Form 10-Q, and in other documents that we subsequently file with the Commission that are incorporated by reference herein.

The Company

The Company is a Nevada-based, gold and silver mining company with extensive, contiguous property in the historic Comstock and the Silver City mining districts (collectively, the “Comstock District”). The Company was incorporated in Florida in 1999 and reincorporated in Nevada in 2008. The Company began acquiring properties and developing projects in the Comstock District in 2003.  Since then, the Company has consolidated a substantial portion of the Comstock District, secured permits, built an infrastructure and brought the exploration project into test mining production. The Company produced over 12,000 ounces of gold and over 53,000 ounces of silver from 2004-2006, at our existing heap leach processing facilities.  Our test mining activities were concluded in January 2007, when based on our longer-term production plans, we prioritized land consolidation and mine planning.

The goal of our strategic plan is to deliver stockholder value by validating qualified resources (measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commence commercial mining and processing operations with the Lucerne Project during 2011, with annual production rates of at least 20,000 gold equivalent ounces.

The Lucerne Project is located in Storey County, Nevada, approximately three miles south of Virginia City, Nevada and 30 miles southeast of Reno, Nevada. The Dayton Project, the proposed site for our second commercial mining activities, is located in Lyon County Nevada, approximately six miles south of Virginia City.  Access to the properties is by State Route 342, a paved highway. The Comstock District is located within the western portion of the Basin and Range Province of Nevada, between Reno and Carson City.

Because of the Comstock District’s historical significance, the geology is well known and extensively studied by the Company, our advisors and many independent researchers. We believe that we have amassed the largest known library of historical and current data and detailed surface mapping of our Comstock properties. We use such data in conjunction with current drilling programs to expand our understanding of the Comstock District’s structural geology as well as its broader geological footprint.

In excess of 800 reverse circulation (RC) and core holes, have been drilled by the Company and our predecessors. The data provided has furthered our knowledge of the region’s mineralization, and provided the information used to develop a starter mine plan in the Lucerne Resource Area.  For our exploration and development campaigns, all drilling, surface and down-hole surveying, hole abandonment, geologic logging, sampling, and assays were performed to industry-recognized standards. We also have drill results from an additional 254 holes at the Dayton-Alhambra-Kossuth claims in the Dayton Resource Area.

We continue acquiring additional properties in the Comstock District, expanding our footprint and creating opportunities for exploration and mining.  The Company now owns or controls approximately 6,099 acres of lode mining claims in the Comstock District. The acreage is comprised of 999 acres of patented claims (private lands) and 5,100 acres of unpatented claims, the Bureau of Land Management (“BLM”) administers. The Company also owns a heap leach processing facility that will be redesigned and modified to accommodate our new production plans.

On July 21, 2010, we changed our name from “GoldSpring, Inc.” to “Comstock Mining Inc.,” by way of a merger with a wholly owned subsidiary (Comstock Mining Inc.) that was formed solely for the purpose of changing our name.

Strategic Plan

In April 2010, the Board approved a strategic plan designed to restructure and recapitalize the Company, accelerate mine development and production and continue exploration.  The principal features of the plan included an operational and management restructuring, a reverse stock split, land acquisitions, a balance sheet restructuring, and an equity raise to fund gold and silver mine operations, exploration and development.  The Board also agreed to pursue listing of the Company’s Common Stock on a nationally recognized securities exchange in the United States and Canada.  The goal of the strategic plan is to deliver stockholder value by validating qualified resources (at least measured and indicated) and reserves (probable and proven) of 3,250,000 gold equivalent ounces by 2013, and commence commercial mining and processing operations during 2011, with annual production rates of at least 20,000 gold equivalent ounces.

As part of the strategic plan, the Company has scheduled the exploration and development drilling intended to validate mine design and identify qualified resources and reserves with three intermediate objectives of validating measured and indicated resources containing 1,000,000 gold equivalent ounces, 1,500,000 gold equivalent ounces, and 2,000,000 gold equivalent ounces, respectively, and the long term planned objective of 3,250,000 gold equivalent ounces to be achieved in 2013, with an annual run rate of at least 20,000 gold equivalent ounces.  The Company has already met the first exploration objective.  The Company has also scheduled the start of production operations in 2011, initially using existing heap leach operating assets.

Recent Developments

As of June 10, 2011, 150.67 shares of the Company’s Series A-2 Convertible Preferred Stock have been converted into 231,444 shares of Common Stock.  As of June 10, 2011, 3,166 shares of the Company’s Series B Convertible Preferred Stock have been converted into 1,918,788 shares of Common Stock.

Corporate Information

The Company’s executive offices are located at 1200 American Flat Road, Virginia City, Nevada 89440 and its telephone number is (775) 847-5272. The Company’s mailing address is P.O. Box 1118, Virginia City, Nevada 89440. The Company’s website address is www.comstockmining.com. The Company’s website and the information contained on, or that can be accessed through, the website are not part of this prospectus.

FORWARD LOOKING STATEMENTS

The information appearing under “Statement Regarding Forward Looking Statements” in the 2010 Form 10-K and in the First Quarter Form 10-Q, is hereby incorporated by reference.

RISK FACTORS

The information appearing under “Risks Factors” in the 2010 Form 10-K and in the First Quarter Form 10-Q, is hereby incorporated by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares offered hereby by the sellers.

Except as may be described otherwise in any applicable prospectus supplement or free writing prospectus, we will use the net proceeds from the sale by us of the securities under this prospectus for general corporate purposes, which may include, among other things, funding acquisitions.

SELLING SECURITY HOLDERS

The sellers consist of the persons listed below and their subsequent transferees, pledgees, donees and successors.  The sellers may from time to time offer and sell shares of our Common Stock pursuant to this prospectus or any applicable prospectus supplement.

	Before Offering	After Offering
Name	Total Number of Shares Beneficially Owned	Number of Shares Offered (1)	Shares Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering (1)(2)
Sun Valley Gold Master Fund, Ltd.	4,883,979(3)	4,883,970(3)	--	--
Pinnacle Family Office Investments LP	488,396(4)	488,396(4)	--	--
Keith Guenther	305,248(5)	305,248(5)	--	--
Mathew Hayden	250,343(6)	250,343(6)	--	--
Leon Wagner	152,624(7)	152,624(7)	--	--
Christopher Ryan	122,099(8)	122,099(8)	--	--
Raich Trust Dtd September 17, 2001	61,049(9)	61,049(9)	--	--
Richard Harding	21,367(10)	21,367(10)	--	--
John K. Collins	15,261(11)	15,261(11)	--	--
Michele S. Miyakawa	15,261(12)	15,261(12)	--	--
Henry G. Elkins Jr. and Nancy P. Elkins JTTNS	10,073(13)	10,073(13)	--	--

(1)	Assumes all shares registered hereby are sold.
(2)
Applicable percentage of ownership is based on 23,993,379 shares of Common Stock outstanding as of June 10, 2011 together with all applicable options, warrants and other securities convertible into shares of our Common Stock for such stockholder.  Beneficial ownership is determined in accordance with the rules of  the SEC, and includes voting and investment power with respect to shares.  Shares of our Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after June 10, 2011 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.  Except otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(3)
Includes (i) 22,996 shares of the Company’s Common Stock held directly by Sun Valley Gold Master Fund, Ltd. (“Sun Valley”), (ii) 3,141,818 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock held by Sun Valley, (iii) 7,133 shares of the Company’s Common Stock held by Loews Corporation (“Loews”), (iv) 974,545 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock held by Loews, (v) 2,945 share of the Company’s Common Stock held by Compass Offshore SAV PCC Limited (“Compass Offshore”), (vi) 402,424 shares of the Company’s Common Stock issuable upon conversion of shares of currently convertible shares of Series B Preferred Stock held by Compass Offshore, (vii) 2,413 shares of the Company’s Common Stock held by Compass SAV LLC (“Compass”) and (viii) 329,696 shares of the Company’s Common Stock issuable upon conversion of shares of currently convertible shares of Series B Preferred Stock held by Compass.

(4)	Includes 484,848 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(5)	Includes 303,030 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(6)	Includes 90,909 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(7)	Includes 151,515 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.
(8)
Includes 121,212 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock. Mr. Ryan is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Ryan purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Ryan did not receive any Company securities as compensation.

(9)
Includes 60,606 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.  Mr. Jeffrey A. Raich is the trustee of the Raich Trust Dtd September 17, 2001. Mr. Raich is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Raich purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Raich did not receive any Company securities as compensation.

(10)
Includes 21,212 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.  Mr. Harding is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Harding purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Harding did not receive any Company securities as compensation.

(11)
Includes 15,151 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock. Mr. Collins is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Mr. Collins purchased his shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, he had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Mr. Collins did not receive any Company securities as compensation.

(12)
Includes 15,151 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock. Ms. Miyakawa is an employee of a broker-dealer which acted as placement agent in the sale of the Company's Series B Preferred Stock. Ms. Miyakawa purchased her shares of Series B Preferred Stock in the offering at the offering price and, at the time of such purchase, she had no agreements or understandings, directly or indirectly, with any person to distribute the shares of Series B Preferred Stock or any Common Stock into which it is convertible or to be issued as dividends thereon. Ms. Miyakawa did not receive any Company securities as compensation.

(13)	Includes 10,000 shares of the Company’s Common Stock issuable upon conversion of currently convertible shares of Series B Preferred Stock.

DESCRIPTION OF SECURITIES

The information appearing under “Item 1. Description of Registrant’s Securities to be Registered” in the Form 8-A, is hereby incorporated by reference.

PLAN OF DISTRIBUTION

Sales by Sellers

Each seller may, from time to time, sell any or all of their shares of Common Stock on the Trading Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of Common Stock are sold through underwriters or broker-dealers, the sellers will be responsible for underwriting discounts or commissions or agent’s commissions.  These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of the sale or at negotiated prices.  A seller may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the sellers to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
•	any other method permitted pursuant to applicable law.

The sellers may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the sellers may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the sellers (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the rules of the Trading Market or other stock exchange on which the Common Stock is traded.

In connection with the sale of the Common Stock or interests therein, the sellers may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The sellers may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The sellers may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.  The sellers may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The sellers and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the sellers against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the sellers without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for a period of two business days prior to the commencement of the distribution.  In addition, the sellers will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the sellers or any other person.  At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required as determined by the Company in its sole discretion, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the sellers and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.  We will make copies of this prospectus available to the sellers and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale unless exempted from the prospectus delivery requirement.

The sellers may pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of sellers to include the pledgee, transferee or other successors in interest as sellers under this prospectus.  The sellers also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that any sellers will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

We will not receive any of the proceeds from the sale by the sellers of the shares of Common Stock.  We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a sellers will pay all underwriting discounts and selling commissions, if any.

Offers by the Company

We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold. We may sell the securities separately or together: through one or more underwriters in a public offering and sale by them; directly to investors (in those jurisdictions where we are authorized to do so); through agents; or through a combination of any of these methods of sale. We may sell the securities from time to time: in one or more transactions at a fixed price or prices, that may be changed from time to time; at market prices prevailing at the time of sale; at prices related to prevailing market prices; or at negotiated prices. We will describe the method of distribution of the securities and the terms of the offering in the applicable prospectus supplement.

If underwriters are used for the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution. Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement.

Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. We also may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws.

Shares of our Common Stock are quoted on the NYSE AMEX. In connection with any offering of securities, the underwriters may purchase and sell securities in the open market and engage in over-allotment transactions, short-covering transactions, penalty bids and stabilizing transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales of securities in excess of the offering size of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Short-covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time. We make no representation as to the direction or magnitude of any affect that such transactions may have on the price of the securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such underwriters, dealers or agents related to such civil liabilities.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform other services for us in the ordinary course of business for which they may receive compensation.

VALIDITY OF THE SECURITIES

The validity of the securities offered and to be offered hereby and certain other legal matters will be passed upon for us by McDonald Carano Wilson LLP. Counsel for any underwriter or agent will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of December 31, 2009 and for the year in the one-year period ended December 31, 2009 (including schedules appearing therein) incorporated in this prospectus by reference to the 2010 Form 10-K have been so incorporated in reliance on the report of Jewett, Schwartz, Wolfe & Associates, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us.  Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.